CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated November 8, 2002, with respect to the Dreyfus Premier Micro-Cap Growth Fund, Dreyfus Financial Services Fund and Dreyfus Small Cap Opportunity Fund, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Premier Opportunity Funds.







                                /s/Ernst & Young LLP
                                ERNST & YOUNG LLP


New York, New York
January 24, 2003